STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR
2017 RESULTS

Boston, MA — February 15, 2018 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter of 2017.

“The fourth quarter was another successful quarter for STAG and a great way to close 2017,” said Ben Butcher, Chief Executive Officer of the Company. “Continued strength in the industrial sector, record acquisition volume, robust portfolio operating metrics, and a defensively positioned balance sheet sets STAG up well for another strong year ahead.”

Fourth Quarter and Full Year 2017 Highlights

•
Reported $0.06 of net income per basic and diluted share for the fourth quarter of 2017, as compared to $0.38 of net income per basic and diluted share for the fourth quarter of 2016. Reported $6.1 million of net income attributable to common stockholders for the fourth quarter of 2017 compared to net income attributable to common stockholders of $28.6 million for the fourth quarter of 2016. For the year ended 2017, net income attributable to common stockholders was $21.1 million as compared to net income of $20.2 million in 2016.

•
Achieved $0.44 of Core FFO per diluted share for the fourth quarter of 2017, an increase of 4.8% compared to the fourth quarter of 2016 of $0.42. Generated Core FFO of $44.0 million compared to $33.1 million for the fourth quarter of 2016, an increase of 32.9%. For the year ended December 31, 2017, Core FFO increased 34.6% in the aggregate compared to the same period last year and Core FFO per diluted share increased 7.0% compared to the same period last year.

•
Generated Cash NOI of $64.0 million for the fourth quarter of 2017, an increase of 16.1% compared to the fourth quarter of 2016 of $55.1 million. For the year ended December 31, 2017, Cash NOI increased 17.0% in the aggregate compared to the same period last year.

•	Acquired 11 buildings in the fourth quarter of 2017, consisting of 1.9 million square feet, for $107.4 million with a weighted average Capitalization Rate of 7.3%.

•	Sold two buildings in the fourth quarter of 2017, consisting of 880,558 square feet for $22.1 million.

•	Achieved an Occupancy Rate of 95.3% on the total portfolio and 95.7% on the Operating Portfolio as of December 31, 2017.

•	Executed Operating Portfolio leases for 2.4 million square feet for the fourth quarter of 2017, resulting in a cash rent change and GAAP Rent Change of 2.3% and 12.2%, respectively.

•
Experienced 52.7% Retention, resulting in a cash rent change and GAAP Rent Change of (0.7)% and 7.6%, respectively. For the year ended December 31, 2017, experienced 59.1% Retention, resulting in a cash rent change and GAAP Rent Change of 4.4% and 11.1% respectively.

•	Raised gross proceeds of $87.9 million of equity through the Company's at-the-market offering ("ATM") program for the fourth quarter of 2017.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, February 16, 2018 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FOURTH QUARTER 2017 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
Metrics	2017	2016	% Change	2017	2016	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$6,124	$28,608	(78.6)%	$21,131	$20,238	4.4%
Net income per share — basic	$0.06	$0.38	(84.2)%	$0.24	$0.29	(17.2)%
Net income per share — diluted	$0.06	$0.38	(84.2)%	$0.23	$0.29	(20.7)%
Cash NOI	$63,970	$55,107	16.1%	$240,440	$205,465	17.0%
Adjusted EBITDA	$57,659	$48,944	17.8%	$214,854	$181,468	18.4%
Core FFO	$44,049	$33,141	32.9%	$159,265	$118,344	34.6%
Core FFO per share / unit — basic	$0.44	$0.42	4.8%	$1.70	$1.59	6.9%
Core FFO per share / unit — diluted	$0.44	$0.42	4.8%	$1.69	$1.58	7.0%
AFFO	$42,540	$33,913	25.4%	$156,682	$121,709	28.7%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended December 31, 2017, the Company acquired 11 buildings for $107.4 million with an Occupancy Rate of 92% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2017 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Omaha-Council Bluffs, NE-IA	10/23/2017	90,000	1	$6,600	10.0
Columbus, OH	11/2/2017	237,500	1	8,717	9.5
Greenville-Anderson-Mauldin, SC	11/22/2017	264,385	1	18,200	9.6
Columbia, SC	11/29/2017	200,000	1	10,000	6.3
Phoenix-Mesa-Scottsdale, AZ	12/11/2017	186,643	1	16,500	12.0
El Paso, TX	12/18/2017	498,382	2	16,850	3.3
Houston-The Woodlands-Sugar Land, TX	12/18/2017	68,300	1	8,100	9.5
Providence-Warwick, RI-MA	12/27/2017	86,000	1	8,125	9.9
Madison, WI	12/28/2017	283,000	2	14,300	5.2
Total / weighted average		1,914,210	11	$107,392	7.3	7.3%

 The chart below details the 2017 acquisition activity and Pipeline through February 15, 2018:

2017 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	2,334,622	11	$99,786	6.2	8.2%
Q2	4,573,794	21	285,607	9.1	7.2%
Q3	2,295,030	10	119,726	5.9	7.5%
Q4	1,914,210	11	107,392	7.3	7.3%
2017 closed acquisitions	11,117,656	53	$612,511	7.5	7.4%

As of February 15, 2018
Subsequent to quarter-end acquisitions	599,334	3	$42,219

Pipeline	32.4 million	144	$1.9 billion

The chart below details the disposition activity for the twelve months ended December 31, 2017:

2017 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	113,379	1	$4,100
Q2	134,900	3	6,500
Q3	791,064	5	34,742
Q4	880,558	2	22,055
Total	1,919,901	11	$67,397

Subsequent to quarter end and through February 15, 2018, the Company sold one building consisting of 491,025 square feet for $31.9 million.

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the quarter:

FOURTH QUARTER 2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	1,265,025	4.8	$3.90	$4.24	$0.86	$0.28	$1.14	4.7%	13.4%
Renewal Leases	1,101,882	5.2	4.10	4.31	0.36	0.46	0.82	0.7%	11.3%
Total / weighted average	2,366,907	5.0	$3.99	$4.27	$0.62	$0.37	$0.99	2.3%	12.2%

The chart below details the leasing activity for leases signed during the twelve months ended December 31, 2017:

2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	2,554,246	4.5	$4.04	$4.29	$1.00	$0.46	$1.46	4.5%	10.6%
Renewal Leases	8,644,161	5.3	3.89	4.04	0.37	0.29	0.66	2.5%	10.9%
Total / weighted average	11,198,407	5.2	$3.92	$4.10	$0.51	$0.33	$0.84	2.9%	10.8%

The chart below details the Retention activity for the twelve months ended December 31, 2017:

2017 RETENTION

	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,185,453	607,608	3.4	51.3%	13.4%	23.6%
Q2	1,804,836	1,085,796	6.0	60.2%	(1.3)%	2.2%
Q3	1,263,911	896,695	4.0	70.9%	8.5%	15.3%
Q4	1,228,294	647,724	5.0	52.7%	(0.7)%	7.6%
Total / weighted average	5,482,494	3,237,823	4.8	59.1%	4.4%	11.1%

Liquidity and Capital Market Activity

As of December 31, 2017, the Company had Liquidity of $348 million and net debt to annualized Adjusted Run Rate EBITDA was 4.9x.

The chart below details the ATM program activity for the twelve months ended December 31, 2017:

2017 ATM ACTIVITY

	Shares Issued	Price per Share (W.A.)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	2,843,907	$24.10	$68,543	$67,602
Q2	7,912,636	$26.01	205,842	203,327
Q3	2,409,453	$27.08	65,239	64,424
Q4	3,096,379	$28.39	87,918	86,819
Total / weighted average	16,262,375	$26.29	$427,542	$422,172

Subsequent to quarter end, on February 14, 2018, the Company’s Board of Directors declared the following first quarter preferred stock dividends:

FIRST QUARTER 2018 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	March 15, 2018	April 2, 2018	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	March 15, 2018	April 2, 2018	$0.4296875

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Friday, February 16, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13675090.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2017	December 31, 2016
Assets
Rental Property:
Land	$321,560	$272,162
Buildings and improvements, net of accumulated depreciation of $249,057 and $187,413, respectively	1,932,764	1,550,141
Deferred leasing intangibles, net of accumulated amortization of $280,642 and $237,456, respectively	313,253	294,533
Total rental property, net	2,567,577	2,116,836
Cash and cash equivalents	24,562	12,192
Restricted cash	3,567	9,613
Tenant accounts receivable, net	33,602	25,223
Prepaid expenses and other assets	25,364	20,821
Interest rate swaps	6,079	1,471
Assets held for sale, net	19,916	—
Total assets	$2,680,667	$2,186,156
Liabilities and Equity
Liabilities:
Unsecured credit facility	$271,000	$28,000
Unsecured term loans, net	446,265	446,608
Unsecured notes, net	398,234	397,966
Mortgage notes, net	58,282	163,565
Accounts payable, accrued expenses and other liabilities	43,216	35,389
Interest rate swaps	1,217	2,438
Tenant prepaid rent and security deposits	19,045	15,195
Dividends and distributions payable	11,880	9,728
Deferred leasing intangibles, net of accumulated amortization of $13,555 and $10,450, respectively	21,221	20,341
Total liabilities	1,270,360	1,119,230
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2017 and December 31, 2016	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2017 and December 31, 2016	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 97,012,543 and 80,352,304 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	970	804
Additional paid-in capital	1,725,825	1,293,706
Common stock dividends in excess of earnings	(516,691)	(410,978)
Accumulated other comprehensive income (loss)	3,936	(1,496)
Total stockholders’ equity	1,359,040	1,027,036
Noncontrolling interest	51,267	39,890
Total equity	1,410,307	1,066,926
Total liabilities and equity	$2,680,667	$2,186,156

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue
Rental income	$69,210	$56,166	$255,831	$212,741
Tenant recoveries	12,053	10,300	45,005	37,107
Other income	7	68	251	395
Total revenue	81,270	66,534	301,087	250,243
Expenses
Property	15,389	13,232	57,701	48,904
General and administrative	8,259	7,022	33,349	33,395
Property acquisition costs	702	1,454	5,386	4,567
Depreciation and amortization	40,595	33,719	150,881	125,444
Loss on impairments	1,879	5,614	1,879	16,845
Gain on involuntary conversion	(655)	—	(325)	—
Other expenses	284	292	1,786	1,149
Total expenses	66,453	61,333	250,657	230,304
Other income (expense)
Interest income	2	2	12	10
Interest expense	(10,912)	(11,082)	(42,469)	(42,923)
Loss on extinguishment of debt	—	(1,288)	(15)	(3,261)
Gain on the sales of rental property, net	5,017	40,234	24,242	61,823
Total other income (expense)	(5,893)	27,866	(18,230)	15,649
Net income	$8,924	$33,067	$32,200	$35,588
Less: income attributable to noncontrolling interest after preferred stock dividends	267	1,376	941	1,069
Net income attributable to STAG Industrial, Inc.	$8,657	$31,691	$31,259	$34,519
Less: preferred stock dividends	2,449	2,983	9,794	13,897
Less: amount allocated to participating securities	84	100	334	384
Net income attributable to common stockholders	$6,124	$28,608	$21,131	$20,238
Weighted average common shares outstanding — basic	95,192,218	75,558,806	89,537,714	70,637,185
Weighted average common shares outstanding — diluted	95,764,261	75,865,780	90,003,559	70,852,548
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.06	$0.38	$0.24	$0.29
Net income per share attributable to common stockholders — diluted	$0.06	$0.38	$0.23	$0.29

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
NET OPERATING INCOME RECONCILIATION
Net income	$8,924	$33,067	$32,200	$35,588
Asset management fee income	—	(44)	(52)	(210)
General and administrative	8,259	7,022	33,349	33,395
Property acquisition costs	702	1,454	5,386	4,567
Depreciation and amortization	40,595	33,719	150,881	125,444
Interest income	(2)	(2)	(12)	(10)
Interest expense	10,912	11,082	42,469	42,923
Loss on impairments	1,879	5,614	1,879	16,845
Gain on involuntary conversion	(655)	—	(325)	—
Loss on extinguishment of debt	—	1,288	15	3,261
Other expenses	284	292	1,097	1,149
Loss on incentive fee	—	—	689	—
Gain on the sales of rental property, net	(5,017)	(40,234)	(24,242)	(61,823)
Net operating income	$65,881	$53,258	$243,334	$201,129

Net operating income	$65,881	$53,258	$243,334	$201,129
Straight-line rent adjustments, net	(2,313)	(470)	(6,691)	(2,555)
Straight-line termination income adjustments, net	(308)	857	(786)	678
Intangible amortization in rental income, net	710	1,462	4,583	6,213
Cash net operating income	$63,970	$55,107	$240,440	$205,465

Cash net operating income	$63,970
Cash NOI from acquisitions' and dispositions' timing	829
Cash termination income	(157)
Run Rate Cash NOI	$64,642

ADJUSTED EBITDA RECONCILIATION
Net income	$8,924	$33,067	$32,200	$35,588
Intangible amortization in rental income, net	710	1,462	4,583	6,213
Straight-line rent adjustments, net	(2,312)	(470)	(6,689)	(2,496)
Non-cash compensation expense	2,388	2,036	9,547	8,164
Termination income	(465)	(72)	(1,527)	(271)
Property acquisition costs	702	1,454	5,386	4,567
Depreciation and amortization	40,595	33,719	150,881	125,444
Interest income	(2)	(2)	(12)	(10)
Interest expense	10,912	11,082	42,469	42,923
Severance costs	—	—	—	3,063
Loss on impairments	1,879	5,614	1,879	16,845
Gain on involuntary conversion	(655)	—	(325)	—
Loss on extinguishment of debt	—	1,288	15	3,261
Loss on incentive fee	—	—	689	—
Gain on the sales of rental property, net	(5,017)	(40,234)	(24,242)	(61,823)
Adjusted EBITDA	$57,659	$48,944	$214,854	$181,468

Adjusted EBITDA	$57,659
Adjusted EBITDA from acquisitions' and dispositions' timing	829
Run Rate Adjusted EBITDA	$58,488

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$8,924	$33,067	$32,200	$35,588
Rental property depreciation and amortization	40,522	33,645	150,591	125,182
Loss on impairments	1,879	5,614	1,879	16,845
Gain on the sales of rental property, net	(5,017)	(40,234)	(24,242)	(61,823)
Funds from operations	$46,308	$32,092	$160,428	$115,792
Preferred stock dividends	(2,449)	(2,983)	(9,794)	(13,897)
Other expenses	—	(100)	—	(384)
Funds from operations attributable to common stockholders and unit holders	$43,859	$29,009	$150,634	$101,511

Funds from operations attributable to common stockholders and unit holders	$43,859	$29,009	$150,634	$101,511
Intangible amortization in rental income, net	710	1,462	4,583	6,213
Termination income	(465)	(72)	(1,527)	(271)
Property acquisition costs	702	1,454	5,386	4,567
Loss on extinguishment of debt	—	1,288	15	3,261
Severance costs	—	—	—	3,063
Gain on involuntary conversion	(655)	—	(325)	—
Loss on incentive fee	—	—	689	—
Gain on swap ineffectiveness	(102)	—	(190)	—
Core funds from operations	$44,049	$33,141	$159,265	$118,344

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	95,192,218	75,558,806	89,537,714	70,637,185
Weighted average participating securities outstanding	237,207	152,990	237,896	184,115
Weighted average units outstanding	4,111,270	3,633,881	3,934,290	3,675,144
Weighted average common shares, participating securities, and other units - basic	99,540,695	79,345,677	93,709,900	74,496,444
Weighted average performance units and outperformance plan	121,803	88,759	225,862	102,680
Dilutive common share equivalents	572,043	306,974	465,845	215,363
Weighted average common shares, participating securities, performance and other units - diluted	100,234,541	79,741,410	94,401,607	74,814,487
Core funds from operations per share / unit - basic	$0.44	$0.42	$1.70	$1.59
Core funds from operations per share / unit - diluted	$0.44	$0.42	$1.69	$1.58

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$44,049	$33,141	$159,265	$118,344
Non-rental property depreciation and amortization	73	74	290	262
Straight-line rent adjustments, net	(2,312)	(470)	(6,689)	(2,496)
Recurring capital expenditures	(1,735)	(1,117)	(3,264)	(2,176)
Renewal lease commissions and tenant improvements	(457)	(175)	(4,554)	(2,021)
Non-cash portion of interest expense	534	424	2,087	1,632
Non-cash compensation expense	2,388	2,036	9,547	8,164
Adjusted funds from operations (1)	$42,540	$33,913	$156,682	$121,709

(1) Excludes Non-Recurring Capital Expenditures of approximately $3,512, $16,072, $6,141 and $13,361 and new leasing commissions and tenant improvements of approximately $1,333, $4,952, $890 and $1,975 for the three months and year ended December 31, 2017 and December 31, 2016, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first 12 months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, gain on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one Cash NOI from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, leases with materially different lease structures, leases associated with known vacates at the time of acquisition, and leases with credit-related modifications.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area ("CBSA") as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, gain on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the percentage change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, gain on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company are excluded.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment or classified as held for sale. The Operating Portfolio also excludes billboard, parking lot and cellular tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The Pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes leases associated with known vacates at the time of acquisition, leases with credit-related modifications, early terminations or assets classified as held for sale.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term Renewal Leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.